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                                                                   EXHIBIT 23.1


We consent to the incorporation by reference in this current report on Form 8-K our report dated January 17, 1998, except for Note K as to which the date is February 10, 1998, appearing in the Registration Statement on Form S-4 (File No. 333-65127) of First Consulting Group, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective November 17, 1998.


          Grant Thornton LLP


Irvine, California
December 18, 1998